EXHIBIT 10.11

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

AMENDMENT N°1

TO THE

[*] AGREEMENT

BETWEEN

AIRBUS S.A.S.

and

AIR LEASE CORPORATION

[*]

ALC – Amendment N°1 to [*] Agreement
Ref. CT2505065	Page 1/4

This amendment n°1 (the “Amendment N°1”) dated 26 June 2025 is made

BETWEEN:

AIRBUS S.A.S., a French société par actions simplifiée, with its registered office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France, registered with the Commercial and Companies Register of Toulouse under number 383 474 814 (the “Seller”),

and

AIR LEASE CORPORATION, a corporation organised and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, U.S.A. (the “Buyer”).

The Buyer and the Seller together are referred to as the “Parties” and individually as a “Party”.

WHEREAS:

A.[*]

B.[*]

C.The Parties now wish to enter into this Amendment N°1 in order to, among other things, [*], subject to the terms and conditions set out herein.

The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment N°1. Capitalised terms used herein and not otherwise defined in this Amendment N°1 shall have the meanings assigned to them in the Agreement and/or the [*] Agreement, as applicable.

    NOW IT IS HEREBY AGREED AS FOLLOWS:

ALC – Amendment N°1 to [*] Agreement
Ref. CT2505065	Page 2/4

1[*]

2INCONSISTENCY AND CONFIDENTIALITY

2.1In the event of any inconsistency between the terms and conditions of the [*] Agreement and those of this Amendment N°1, the latter shall prevail to the extent of such inconsistency, whereas the part of the [*] Agreement not concerned by such inconsistency shall remain in full force and effect.

2.2This Amendment N°1 reflects the understandings, commitments, agreements, representations and negotiations related to the matters set forth herein whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

2.3This Amendment N°1 shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party without the prior consent of the other Party except as may be required by law, or to professional advisors for the implementation hereof.

3COUNTERPARTS

This Amendment N°1 may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4LAW AND JURISDICTION

This Amendment N°1 will be governed by and construed and the performance thereof will be determined in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions that would result in the application of the law of any other jurisdiction.

The other provisions of Clause 5 of the [*] Agreement shall apply to this Amendment N°1 as if the same were set out in full herein, mutatis mutandis.

ALC – Amendment N°1 to [*] Agreement
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IN WITNESS WHEREOF this Amendment N°1 was entered into the day and year first above written.

For and on behalf of	For and on behalf of

AIR LEASE CORPORATION	AIRBUS S.A.S.

/s/ Grant Levy	/s/ Paul Meijers

By: Grant Levy	By: Paul Meijers

Its: Executive Vice President	Its: Executive Vice President Commercial Transactions

ALC – Amendment N°1 to [*] Agreement
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